Exhibit 99.12

DATED [•] 2014

WT FINANCE (AUST) PTY LIMITED

(ABN 16 108 806 711)

WEA FINANCE LLC

(File Number 3797582)

WESTFIELD EUROPE FINANCE PLC

(Registered Number 401989)

WESTFIELD HOLDINGS LIMITED

(ABN 66 001 671 496)

WESTFIELD MANAGEMENT LIMITED

(ABN 41 001 670 579)

WESTFIELD AMERICA MANAGEMENT LIMITED

(ABN 66 072 780 619)

WESTFIELD FINANCE (AUST) LIMITED

(ABN 37 093 642 865)

WESTFIELD CAPITAL CORPORATION PTY LIMITED

(formerly Westfield Capital Corporation Limited)

(ABN 70 008 589 384)

WCI FINANCE LLC

WT FINANCE (NZ) LIMITED

(Registered Number 1528068)

WESTFIELD TRUST (NZ) LIMITED

(Registered Number 934131)

WESTFIELD FINANCE (NZ) LIMITED

(Registered Number 1527864)

WFA FINANCE (AUST) PTY LIMITED

(ABN 41 108 802 384)

DEUTSCHE TRUSTEE COMPANY LIMITED

as Trustee

DEED OF AMENDMENT

RELATING TO THE TRUST DEED DATED 27 JUNE 2005

IN RESPECT OF THE

£600,000,000 GUARANTEED 5.500% NOTES

DUE 27 JUNE 2017

CONTENTS

CLAUSE		PAGE
1.	INTERPRETATION	2
2.	AMENDMENTS TO THE TRUST DEED	2
3.	COUNTERPARTS	4
4.	GOVERNING LAW AND JURISDICTION	4

THIS DEED OF AMENDMENT is made on [•] 2014

BETWEEN:

(1)	WT FINANCE (AUST) PTY LIMITED, ABN 16 108 806 711, a company incorporated with limited liability in Australia (WT Finance);

(2)	WEA FINANCE LLC, file number 3797582, a company formed with limited liability in the State of Delaware, United States of America (WEA Finance);

(3)	WESTFIELD EUROPE FINANCE PLC, registered number 401989, a company incorporated with limited liability in Ireland (Westfield Europe and, together with WT Finance and WEA Finance, the Issuers and each an Issuer);

(4)	WESTFIELD HOLDINGS LIMITED, ABN 66 001 671 496, a company incorporated with limited liability in Australia (WHL);

(5)	WESTFIELD MANAGEMENT LIMITED, ABN 41 001 670 579, a company incorporated with limited liability in Australia, in its capacity as responsible entity and trustee of WESTFIELD TRUST, ARSN 090 849 746 (WML);

(6)	WESTFIELD AMERICA MANAGEMENT LIMITED, ABN 66 072 780 619, a company incorporated with limited liability in Australia, in its capacity as responsible entity and trustee of WESTFIELD AMERICA TRUST, ARSN 092 058 449 (WAML and, together with WHL and WML, the Parent Guarantors and each a Parent Guarantor);

(7)	WESTFIELD FINANCE (AUST) LIMITED, ABN 37 093 642 865, a company incorporated with limited liability in Australia (WFAL);

(8)	WESTFIELD CAPITAL CORPORATION PTY LIMITED (formerly Westfield Capital Corporation Limited), ABN 70 008 589 384, a company incorporated with limited liability in Australia (WCCL);

(9)	WCI FINANCE LLC, a company formed with limited liability in the State of Delaware, United States of America (WCIF);

(10)	WT FINANCE (NZ) LIMITED, incorporated and registered in New Zealand with registered number 1528068 (WT Finance NZ);

(11)	WESTFIELD TRUST (NZ) LIMITED, registered number 934131, a company incorporated with limited liability in New Zealand (WTNZ);

(12)	WESTFIELD FINANCE (NZ) LIMITED, incorporated and registered in New Zealand with registered number 1527864 (WFNZ);

(13)	WFA FINANCE (AUST) PTY LIMITED, ABN 41 108 802 384, a company incorporated with limited liability in Australia (WFAF, and together with WFAL, WCCL, WCIF, WT Finance NZ, WTNZ and WFNZ, the Subsidiary Guarantors and each a Subsidiary Guarantor and, together with the Parent Guarantors, the Guarantors and each a Guarantor); and

(14)	DEUTSCHE TRUSTEE COMPANY LIMITED, a company incorporated under the laws of England and Wales, whose registered office is at Winchester House,

1 Great Winchester Street, London EC2N 2DB (the Trustee), which expression shall, wherever the context so admits, include such company and all other persons or companies for the time being the trustee or trustees of this Trust Deed as trustee for the Noteholders, Receiptholders and Couponholders (each as defined in the Trust Deed).

WHEREAS:

(A) On 27 June 2005, the Issuers issued the £600,000,000 5.500 per cent. Notes due 27 June 2017 (the Notes) pursuant to a Trust Deed dated 27 June 2005 entered into between the Issuers, the Guarantors and the Trustee (the 2005 Trust Deed) (as amended by this Deed of Amendment and as may be further amended or supplemented from time to time, the Trust Deed).

(B) The Issuers, the Guarantors and the Trustee wish to amend the Trust Deed insofar as it relates to the terms and conditions of the Notes.

(C) By a notice to the Noteholders dated 24 February 2014 (the Notice of Meeting), a meeting (the Meeting) of the Noteholders was convened and was held on 25 March 2014 to consider the proposal (the Proposal) set out in a solicitation memorandum dated 24 February 2014 to the Noteholders to give certain waivers and to make certain modifications to these presents.

(D) At the Meeting the Noteholders duly passed the Extraordinary Resolution set out in the Notice of Meeting to approve the Proposal and its implementation in accordance with the provisions of these presents.

(E) The draft deed of amendment referred to in the Extraordinary Resolution was a draft of this Deed of Amendment.

NOW THIS DEED OF AMENDMENT WITNESSES AND IT IS HEREBY AGREED AND DECLARED as follows:

1.	INTERPRETATION

Save where the contrary is indicated or the context otherwise requires, terms defined in the Trust Deed shall bear the same meaning in this Deed of Amendment.

2.	AMENDMENTS TO THE TRUST DEED

For the purposes of the terms and conditions of the Notes, in Schedule 3 (Form of Definitive Original Note) to the 2005 Trust Deed, Condition 6(c) shall be deleted and replaced with the following:

“(c) Early Redemption at Issuers’ Option and Mandatory Redemption on or after the Restructure Effective Date:

The Issuers:

(i)	may at any time, having given not less than 14 days’ notice nor more than 60 days’ notice to the Noteholders in accordance with Condition 17 (which notice shall be irrevocable) redeem all or, from time to time, some only of the Notes at the Redemption Amount together with accrued, and unpaid, interest up to (but excluding) the date of redemption; and

(ii)	shall, if the Restructure Effective Date occurs, as soon as practicable after the Restructure Effective Date, having given not less than 14 days’ notice nor more than 60 days’ notice to the Noteholders in accordance with Condition 17 (which notice shall be irrevocable), redeem all, but not some only, of the Notes at the Redemption Amount together with accrued, and unpaid, interest up to (but excluding) the date of redemption.

In connection with any redemption of some only of the Notes pursuant to paragraph (i) above:

(i)	the Notes to be redeemed shall be in an aggregate amount for all Notes redeemed of an outstanding principal amount of at least £50,000,000 and in an integral multiple of £10,000,000; and

(ii)	the Notes to be redeemed shall be selected by lot in such place as the Trustee may approve and in such manner as the Trustee deems fair; and

(iii)	a list of Notes selected for redemption will be published in accordance with Condition 17 not less than 14 days nor more than 60 days before the date fixed for redemption, together with a list of those Notes (if any) previously called for redemption but which remain to be surrendered for redemption and stating the principal amount of Notes that will remain outstanding after such redemption;

provided that for so long as all of the Notes are represented by one or more Global Notes, no drawing of Notes will be required and Notes to be redeemed shall be selected in accordance with the rules and procedures of Euroclear and/or Clearstream, Luxembourg.

In this Condition 6(c):

“Proposed Restructuring” means the proposed restructuring of Westfield Group by demerging Westfield Group’s Australian and New Zealand business from Westfield Group’s international business and the proposed merger of Westfield Group’s Australian and New Zealand business with Westfield Retail Trust to create two new entities listed on the Australian Securities Exchange to be known as:

(i)	Westfield Corporation – comprising Westfield Group’s international business; and

(ii)	Scentre Group – comprising the merged Australian and New Zealand business of Westfield Group with Westfield Retail Trust,

as more fully described in the Solicitation Memorandum prepared by the Parent Guarantors dated 24 February 2014.”

“Restructure Effective Date” means the date the Supreme Court of New South Wales approves the scheme of arrangement of Westfield Holdings Limited in connection with the Proposed Restructuring.

“Redemption Amount” means, in respect of each Note a price equal to:

(i)	its principal amount, or, if higher,

(ii)

that price (as reported in writing to the relevant Issuer and the Trustee by a financial adviser selected by the relevant Issuer and approved by the Trustee in writing and calculated in accordance with prevailing market practice in the reasonable opinion of such financial adviser) at which the Gross Redemption Yield on the Notes, if they were to be purchased at such price on the Relevant Record Date, is equal to the Reference Rate on that date prevailing at 10.00am (London time) on the Relevant Record Date plus 0.15 per cent.

“Reference Rate” means the Gross Redemption Yield on the 1.75 per cent. Treasury Stock 2017 while it is in issue, and thereafter such other United Kingdom Government Stock as reported in writing to the relevant Issuer and the Trustee by a financial adviser selected by the relevant Issuer and approved by the Trustee in writing, with the advice of three brokers and/or gilt edged market makers and/or such other persons operating in the gilt-edged market as the Trustee may approve.

“Relevant Record Date” means the third business day in London prior to the due date of redemption.

“Gross Redemption Yield” means the mid yield calculated on the basis set out by the United Kingdom Debt Management Office in the paper “Formulae for calculating Gilt Prices from Yields” page 5, Section One: Price/Yield Formulae “Conventional Gilts; Double-dated and undated Gilts with Assumed (or Actual) Redemption on a Quasi-Coupon Date” (published 8/6/1998 and last updated on 16/3/05) (as supplemented, amended or replaced from time to time).

“Westfield Group” means Westfield Holdings Limited, Westfield Trust, Westfield America Trust and each of their controlled entities.

“Westfield Retail Trust” means Westfield Retail Trust 1 (ARSN 146 934 536), Westfield Retail Trust 2 (ARSN 146 934 652) and each of their controlled entities.”

3.	COUNTERPARTS

This Deed of Amendment may be executed in any number of counterparts, and by each party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of a counterpart of this Deed of Amendment by email attachment or telecopy shall be an effective mode of delivery.

4.	GOVERNING LAW AND JURISDICTION

The provisions of Clauses 36 (Governing Law) and 37 (Jurisdiction) of the 2005 Trust Deed shall apply mutatis mutandis to this Deed of Amendment as if such Clauses were set forth herein.

IN WITNESS whereof this Deed of Amendment has been executed as a deed by the Issuers, the Guarantors and the Trustee and delivered on the date and year first above written.

SIGNED as a DEED by	)
)
and by	)
)
acting by power of attorney	)
for and on behalf of each of:	)

WT FINANCE (AUST) PTY LIMITED

WEA FINANCE LLC

WESTFIELD HOLDINGS LIMITED

WESTFIELD MANAGEMENT LIMITED, in its capacity as responsible entity and trustee of WESTFIELD TRUST

WESTFIELD AMERICA MANAGEMENT LIMITED, in its capacity as

responsible entity and trustee of WESTFIELD AMERICA TRUST

WESTFIELD FINANCE (AUST) LIMITED

WESTFIELD CAPITAL CORPORATION PTY LIMITED

WCI FINANCE LLC

WFA FINANCE (AUST) PTY LIMITED

in the presence of:
Signature of witness

Name

Occupation

City/town of residence

SIGNED and DELIVERED as a DEED by	)
)
and by	)
)
acting by power of attorney	)
for and on behalf of each of:	)

WESTFIELD EUROPE FINANCE PLC

in the presence of:
Signature of witness

Name

Occupation

City/town of residence

EXECUTED as a DEED by	)
WT FINANCE (NZ) LIMITED	)
WESTFIELD TRUST (NZ) LIMITED	)
WESTFIELD FINANCE (NZ) LIMITED	)

each by its attorneys in the presence of:
Attorney

Signature of Witness

Name (please print)

Name (please print)

Attorney

Occupation

Name (please print)

City / Town of Residence

THE COMMON SEAL of	)
DEUTSCHE TRUSTEE COMPANY	)
LIMITED was affixed to this deed	)
in the presence of:	)